EXHIBIT 10.12(ii)

                              AMENDMENT NUMBER ONE
                                     TO THE
                           GEORGIA-PACIFIC CORPORATION
                              GEORGIA-PACIFIC GROUP
                          1997 LONG-TERM INCENTIVE PLAN


         WHEREAS, pursuant to Section 8 of the Georgia-Pacific
Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan ("Plan"), the Board of Directors of Georgia-Pacific Corporation ("Corporation") has reserved the right to amend the Plan at any time; and

         WHEREAS, the Board desires to amend the Plan to permit the Compensation Committee (in its sole discretion) to grant Awards under the Plan to any employee of the Corporation or any subsidiary in which the Corporation has a proprietary interest of more than 20%;

         NOW THEREFORE, Subsection (z) of Section 2 of the Plan (the definition of "Subsidiary") is hereby amended effective as of January 21, 2000 to read as follows:

         "(z) Subsidiary. "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise."